[DESCRIPTION]Report of 10f-3 Transactions
Securities Purchases in Underwritings Involving
Transactions with Donaldson, Lufkin, & Jenrette Securities Co
Subject to Rule 10f-3 Under the Investment Company Act of 1940
ALLIANCE VARIABLE PRODUCTS SERIES FUND, INC. - GROWTH PORTFOLIO

10f-3 TRANSACTIONS FOR THE PERIOD JANUARY 1, 1997 THROUGH FEBRUARY 28, 1997
                                                                         Total
                                                              Shares     Shares  % of Issue                       Shares
                          Date     Shares   % of FundPrice perPurchased bIssued  Purchased                        Held
Security                  PurchasedPurchasedAssets (1Share    Fund Group (000)   By Group (Broker(s)              02/28/97
Spieker Properties, Inc.  01/21/97 22,000   0.51%    $34.50   46,500     8,000   0.58%     Goldman Sachs          22,000
Kilroy Realty Corp.       01/28/97 44,500   0.68%    $23.00   179,600    11,300  1.59%     Smith Barney           10,000
AmerUS Life Holdings, Inc.01/28/97 29,800   0.33%    $16.50   102,900    4,663   2.21%     Goldman Sachs          0
Trigon Healthcare         01/30/97 13,000   0.11%    $13.00   75,000     11,540  0.65%     Merrill Lynch          13,000

10f-3 TRANSACTIONS FOR THE PERIOD MAY 1, 1997 THROUGH JULY 31, 1997
                                                                         Total
                          Date     Shares   % of FundPrice perPurchased bIssued  Purchased                        Held
Security                  PurchasedPurchasedAssets   Share    Fund Group (000)   By Group  Broker(s)              07/31/97
Qwest Communications      06/24/97 26,500   0.32%    $22.00   51,500     13,500  0.38%     Salomon Brothers       0
Hanover Compressor        07/01/97 42,000   0.44%    $19.50   42,000     6,613   0.64%     Goldman Sachs          0
Equity Office             07/08/97 900      0.02%    $21.00   85,900     25,000  0.34%     Everen Securities      36,100
Arden Realty              07/17/97 35,600   0.46%    $26.125  49,900     12,000  0.42%     Lehman Brothers        75,600

10f-3 TRANSACTIONS FOR THE PERIOD AUGUST 1, 1997 THROUGH OCTOBER 5, 1997
                                                                         Total
                          Date     Shares   % of FundPrice perPurchased bIssued  Purchased                        Held
Security                  PurchasedPurchasedAssets   Share    Fund Group (000)   By Group  Broker(s)              10/05/97
SL Green Realty           08/15/97 30,000   0.31%    $21.00   284,800    10,100  2.82%     Lehman Brothers        14,200

1-Purchase may not exceed 3% of Fund's Total Assets.
2-Purchases by all Alliance Funds may not exceed the greater of (i) 4% of the principal amount of the offering or (ii) $500,000 in principal amount, but in no event may exeed 10% of the principal amount of the offering.

10f-3 TRANSACTIONS FOR THE PERIOD OCTOBER 6, 1997 THROUGH OCTOBER 31, 1997
                                                                         Total
                          Date     Shares   % of FundPrice perPurchased bOffered Purchased                        Held
Security                  PurchasedPurchasedAssets   Share    Fund Group (000)   By Group  Broker(s)              10/31/97
Paula Financial           10/23/97 5,000             $18.50   5,000      2,500   0.20%     Goldman Sachs          0
Spieker Properties        10/29/97 56,000            $38.875  325,600    10,000  3.26%     Goldman Sachs          56,000

10f-3 TRANSACTIONS FOR THE PERIOD NOVEMBER 1, 1997 THROUGH DECEMBER 31, 1997
                                                                         Total
                          Date     Shares   % of FundPrice perPurchased bOffered Purchased                        Held
Security                  PurchasedPurchasedAssets   Share    Fund Group (000)   By Group  Broker(s)              12/31/97
Teleport Communications Gr11/06/97 43,000            $45.00   134,200    15,000  0.89%     Merrill Lynch          50,200
CIT Group                 11/13/97 52,000            $27.00   66,400     31,500  0.21%     JP Morgan Sec.         52,000
Autozone Inc.             11/20/97 2,500             $28.50   60,000     9,170   0.65%     Blackford Sec.         62,100
Autozone Inc.             11/20/97 57,500            $28.50   60,000     9,170   0.65%     Goldman Sachs          62,100
Electric Lightwave Inc.   11/24/97 90,000            $16.00   90,000     8,000   1.13%     Lehman Brothers        90,000

* Unless otherwise indicated, the securities were part of an issue registered under the Securities Act of 1933 and offered to the public.
**Indicates the puchase of an Eligible Rule 144A Security.
1) Purchases by all Alliance Funds, including the Fund, may not exceed: (a) if purchased in an offering than an Eligible Rule 144A Offering, 25% of the principal amount of the offering of such class; or (b) if purchased in an Eligible Rule 144A Offering, 25% of the total of (i) the principal amount of the offering of such class sold by the underwriters or members of the selling syndicate to qualified institutional buyers, plus (ii) the principal amount of the offering of such class in any concurrent public offering.